Supplement No. 9
                                 to
                 Prospectus Dated January 14, 1994
                        1,800,000 Shares of
                            Biogen, Inc.
                            Common Stock
                          ($.01 par value)



     This Prospectus Supplement No. 9 supplements the Prospectus (the "Prospectus") dated January 14, 1994, included in a Registration Statement on Form S-3, No. 33-51639, filed with the Securities and Exchange Commission on December 21, 1993 (the "Registration Statement"). Reference is made to the Registration Statement, the information incorporated therein by reference and exhibits thereto for further information with respect to the business and operations of Biogen, Inc. and the shares of Common Stock covered by the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.










The date of this Prospectus Supplement is February 9, 1996

                         Selling Stockholders


          Bear Stearns & Co., Inc. ("Bear Stearns") purchased from the Registered Holder 60,000 of the Shares on February 8, 1996 at a net price of $71.6771. Bear Stearns will resell the purchased Shares in any manner in which the Registered Holder could sell such Shares pursuant to the Prospectus. Any compensation in the form of discounts, fees or commissions from the Registered Holder and any profits on the sale of such Shares may be deemed underwriting discounts and commissions.













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